UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  December 29, 2010

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

As previously disclosed, on October 26, 2009, FairPoint Communications, Inc. (the “Company”) and all of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-16335).

On December 29, 2010, the Company filed a Third Amended Joint Plan of Reorganization of FairPoint Communications, Inc. (the “Third Amended Plan”) with the Bankruptcy Court.  In addition, among other things, the Company filed forms of the following documents with the Bankruptcy Court which supplement the Third Amended Plan: (i) a ninth amended and restated certificate of incorporation; (ii) second amended and restated by-laws; (iii) a warrant agreement; (iv) a registration rights agreement; (v) the FairPoint Communications, Inc. 2010 Long Term Incentive Plan; (vi) the FairPoint Communications, Inc. 2010 Success Bonus Plan; (vii) the FairPoint Litigation Trust Agreement; and (viii) a senior secured credit facility to be provided to the Company and FairPoint Logistics, Inc. by Bank of America, N.A., Banc of America Securities LLC and a syndicate of lenders (collectively, the “Supplemental Documents”). A copy of the Third Amended Plan and the Supplemental Documents as filed with the Bankruptcy Court are available at www.fprestructuring.com under the “Court Filings” link.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Ajay Sabherwal
		Name:	Ajay Sabherwal
		Title:	Chief Financial Officer

Date: December 30, 2010